UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2018

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI		53005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (262) 789-6689

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

Securities Purchase Agreement and Convertible Promissory Note

On September 26, 2016 Trident Brands, Inc. (“we”, “us”, “our” the “Company”)  entered into a securities purchase agreement (the “Agreement”) with LPF (MCTECH) Investment Corp. (“LPF”), pursuant to which, in consideration of proceeds of $4,100,000, we issued a secured convertible promissory note in the amount of $4,100,000.  We originally disclosed the Agreement in our Current Report on Form 8-K filed October 4, 2016.

Pursuant to the Agreement, LPF also agreed to make, from time to time after January 1, 2017, additional investments at the Company’s request of up to $5,900,000 ($10,000,000 in the aggregate).  The Agreement was subsequently assigned to Fengate Trident LP (“Fengate”).  As at May 16, 2018, the Company had received an aggregate of $10,000,000 from the issuance of convertible promissory notes pursuant to the Agreement.

On November 30, 2018 the Company and Fengate entered into an Securities Purchase Amendment Agreement pursuant to which the Company has agreed to issue to Fengate an additional convertible promissory (the “2018 Convertible Note”) of up to $10,000,000, subject to certain terms and conditions.  Each portion of the principal amount advanced pursuant to the 2018 Convertible Note will bear interest at the rate of twelve percent (12%) per annum and will be payable monthly in arrears to Fengate.  Outstanding principal and interest will continue to be secured by the general security agreement dated September 26, 2016, which forms a part of the Agreement.  The holder of the note may also elect from time to time to convert all or a portion of the outstanding principal and interest into common shares of the Company at a 25% discount to the average closing price of the common shares during the 10 trading days immediately prior to the applicable conversion date.   The 2018 Convertible Note will mature on November 30, 2019, provided that Fengate may unilaterally postpone the maturity date to May 31, 2020.

Funding and issuance of the 2018 Convertible Note will be subject to the following material terms and conditions:

•	On November 30, 2018, Fengate will fund, and the Company will issue, the first tranche of the 2018 Convertible Note in the amount of $3,400,780;

•
On February 28, 2019, Fengate will fund and the Company will issue a second tranche of the 2018 Convertible Note in the amount of $2,804,187 provided that: (i) the Company’s revenues for the first quarter of 2019 are not less than US$855,432, as evidenced by the Company’s financial statements prepared for the first quarter of 2019 in accordance with GAAP and the Company’s historical accounting practices; and (ii) the Company has implemented all or substantially all of the recommendations for performance improvements to the Company made by any independent third party consultancy engaged by the Company for such purpose (a “Consultant”) to the Purchaser’s reasonable satisfaction; and

•
The remainder of the principal amount of the 2018 Convertible Note (being US$3,795,033) will be funded and issued, at the election of the Fengate, in one or more tranches from time to time during the term of the Agreement within 30 days following written request from the Company, with such request providing details of the use of funds and investment case to the reasonable satisfaction of Fengate.

We issued the $3,400,780 tranche of the 2018 Convertible Note to (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.  The Company intends to use the proceeds of the secured convertible note for general working capital purposes including, without limitation, product development, inventory, and selling expenses.

Engagement of Deloitte LLP

On November 27, 2018 the Company engaged Deloitte LLP to conduct a strategic assessment of our business to identify value creation and performance enhancement opportunities.  The initial engagement is expected to last up to 8 weeks with project completion to be mutually determined by Deloitte LLP and the Company.  In consideration for the assessment and related report deliverables, the Company will pay to Deloitte an estimated fee of between CAD$175,000 and CAD$200,000 (approximately USD$130,745 and USD$149,420, respectively).  Following delivery of Deloitte’s assessment report, the Company anticipates engaging Deloitte on an as needed basis to assist with implementation of identified performance improvement opportunities.

Item 9.01 Financial Statements and Exhibits

10.1*	Securities Purchase Amendment Agreement, Promissory Note with Fengate Trident LP dated November 30, 2018

10.2**	Securities Purchase amendment Agreement, Promissory Note, General Security Agreement and Amendment Agreement with LPF (MCTECH) Investment Corp., dated September 26, 2016.

10.3*	Engagement Letter with Deloitte LLP dated November 27, 2018

*	Filed herewith
**	Incorporated by reference to our Current Report on Form 8-K filed October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Mark Holcombe
Mark Holcombe
Chairman
Date: December 5, 2018

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